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                                                                     EXHIBIT 2.2


                                LUSCAR COAL LTD.

               STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER
                        REGARDING FACTS AND CIRCUMSTANCES
                        RELATING TO EXCHANGE ACT FILINGS

The following statement is provided by the undersigned to accompany the report on Form 6-K for the period ended September 30, 2002 pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350).

Each of the undersigned certify that:

     (1)  He or she reviewed the report being filed;

     (2) Based on my knowledge, the report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the report;

     (3) Based on his or her knowledge, the financial statements, and other financial information included in the report, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in the report;

     (4) He or she and the other certifying officers are responsible for establishing and maintaining disclosure controls and procedures (as such term is defined in paragraph (c) of Rule 13a-14) for the issuer and have:

          (i) Designed such disclosure controls and procedures to ensure that material information relating to the issuer, including its consolidated subsidiaries, is made known to them by others within those entities, particularly during the period in which the periodic reports are being prepared;

          (ii) Evaluated the effectiveness of the issuer's disclosure controls and procedures as of a date within 90 days prior to the filing date of the report ("Evaluation Date"); and

          (iii) Presented in the report their conclusions about the effectiveness of the disclosure controls and procedures based on their evaluation as of the Evaluation Date;

     (5) He or she and the other certifying officers have disclosed, based on their most recent evaluation, to the issuer's auditors and the board of directors:

          (i) All significant deficiencies in the design or operation of internal controls which could adversely affect the issuer's ability to record, process,


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                 summarize and report financial data and have identified for the issuer's auditors any material weaknesses in internal controls; and

          (ii) Any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer's internal controls; and

     (6) He or she and the other certifying officers have indicated in the report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


November 26, 2002
------------------------------------
Date:



/s/ REG L. TOLIVER                              /s/ JOSEPH W. BRONNEBERG
------------------------------------             -------------------------------
Name:    Reg L. Toliver                         Name:   Joseph W. Bronneberg
Title:   President and Chief Executive          Title:  Vice President, Finance
Officer                                         Luscar Coal Ltd.
Luscar Coal Ltd.


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